                                                                    Exhibit 10.4

                                ROCK-TENN COMPANY

                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN

                                                            AMENDED AND RESTATED
                                                       EFFECTIVE JANUARY 1, 2006

                                ROCK-TENN COMPANY
                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN

     Effective as of the 1st day of January, 2006, Rock-Tenn Company (the "Controlling Company") hereby amends and restates the Rock-Tenn Company Supplemental Retirement Savings Plan (the "Plan").

                             BACKGROUND AND PURPOSE

          A. Background. The Plan was initially adopted effective as of May 15, 2003. Effective January 1, 2006, the Plan, as set forth in this document, is intended and should be construed as a restatement and continuation of the Plan as previously in effect.

          B. Goal. The Controlling Company desires (i) to provide its designated key management employees (and those of its affiliated companies that participate in the Plan) with an opportunity to defer the receipt and income taxation of a portion of such employees' annual base salary and other designated payments, and
(ii) to provide certain of such employees with additional deferred compensation as the Controlling Company and/or certain other participating companies may determine.

          C. Purpose. The purpose of the Plan document is to set forth the terms and conditions pursuant to which these deferrals and contributions may be made and to describe the nature and extent of the employees' rights to such amounts.

          D. Type of Plan. The Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees. Except with regard to amounts that were earned and vested prior to January 1, 2005, it is intended that this Plan comply with the requirements of Section 409A of the Internal Revenue Code 1986, as amended.

                             STATEMENT OF AGREEMENT

          To amend and restate the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions of the Plan as follows:

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS....................................................      1
   1.1    Account........................................................      1
   1.2    Administrative Committee.......................................      1
   1.3    Beneficiary....................................................      1
   1.4    Board..........................................................      1
   1.5    Code...........................................................      1
   1.6    Compensation...................................................      1
   1.7    Compensation Committee.........................................      1
   1.8    Controlled Group...............................................      1
   1.9    Controlling Company............................................      1
   1.10   Deferral Contributions.........................................      1
   1.11   Deferral Election..............................................      2
   1.12   Effective Date.................................................      2
   1.13   Eligible Employee..............................................      2
   1.14   ERISA..........................................................      2
   1.15   Financial Hardship.............................................      2
   1.16   Investment Election............................................      3
   1.17   Investment Funds...............................................      3
   1.18   Key Employee...................................................      3
   1.19   Nonpayment Period..............................................      3
   1.20   Participant....................................................      4
   1.21   Participating Company..........................................      4
   1.22   Plan...........................................................      4
   1.23   Plan Year......................................................      4
   1.24   RTS Controlled Group...........................................      4
   1.25   Surviving Spouse...............................................      4
   1.26   Trust or Trust Agreement.......................................      4
   1.27   Trustee........................................................      4
   1.28   Trust Fund.....................................................      4
   1.29   Valuation Date.................................................      4

ARTICLE II ELIGIBILITY AND PARTICIPATION.................................      5
   2.1    Eligibility....................................................      5
   2.2    Procedure for Admission........................................      5
   2.3    Cessation of Eligibility.......................................      5
       (a)   Cessation of Eligible Status................................      5
       (b)   Inactive Participant Status.................................      5

ARTICLE III PARTICIPANTS' ACCOUNTS; DEFERRALS AND CREDITING..............      6
   3.1    Participants' Accounts.........................................      6
       (a)   Establishment of Accounts...................................      6
       (b)   Nature of Contributions and Accounts........................      6
       (c)   Several Liabilities.........................................      6
       (d)   General Creditors...........................................      6


                                        i

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
   3.2    Deferral Contributions.........................................      6
   3.3    Procedure for Elections........................................      7
       (a)   Effective Date..............................................      7
       (b)   Term........................................................      7
       (c)   Amount......................................................      7
       (d)   Revocation..................................................      7
       (e)   Crediting of Deferred Compensation..........................      8
   3.4    Debiting of Distributions......................................      8
   3.5    Crediting of Earnings..........................................      8
   3.6    Vesting........................................................      8
   3.7    Notice to Participants of Account Balances.....................      8
   3.8    Good Faith Valuation Binding...................................      8
   3.9    Errors and Omissions in Accounts...............................      9

ARTICLE IV INVESTMENT FUNDS..............................................     10
   4.1    Selection by Administrative Committee..........................     10
   4.2    Participant Direction of Deemed Investments....................     10
       (a)   Nature of Participant Direction.............................     10
       (b)   Participant Elections.......................................     10
       (c)   Administrative Committee Discretion.........................     10

ARTICLE V PAYMENT OF ACCOUNT BALANCES....................................     11
   5.1    Benefit Payments Upon Termination of Service for Reasons
          Other Than Death...............................................     11
       (a)   General Rule Concerning Benefit Payments....................     11
       (b)   Timing of Distribution......................................     11
   5.2    Form of Distribution...........................................     12
       (a)   Single-Sum Payment..........................................     12
       (b)   Quarterly Installments......................................     12
       (c)   Changing Form of Distribution...............................     12
   5.3    Death Benefits.................................................     12
   5.4    Hardship Distributions.........................................     13
   5.5    Beneficiary Designation........................................     13
       (a)   General.....................................................     13
       (b)   No Designation or Designee Dead or Missing..................     13
   5.6    Taxes..........................................................     14
   5.7    Offset of Benefit by Amounts Owed to the Controlling Company...     14

ARTICLE VI CLAIMS........................................................     15
   6.1    Rights.........................................................     15
   6.2    Initial Claim..................................................     15
   6.3    Appeal.........................................................     15
   6.4    Satisfaction of Claims.........................................     16

ARTICLE VII SOURCE OF FUNDS; TRUST.......................................     17
   7.1    Source of Funds................................................     17
   7.2    Trust..........................................................     17
       (a)   Establishment...............................................     17
       (b)   Distributions...............................................     17
       (c)   Status of the Trust.........................................     17
   7.3    Controlling Company Guaranty...................................     17


                                       ii

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
       (a)   Obligation Parameters.......................................     17
       (b)   Limit on Controlling Company's Obligation...................     18
       (c)   Nature of Obligation........................................     18
   7.4    Plan Expenses..................................................     18

ARTICLE VIII ADMINISTRATIVE COMMITTEE....................................     19
   8.1    Action.........................................................     19
   8.2    Rights and Duties..............................................     19
   8.3    Compensation, Indemnity and Liability..........................     20

ARTICLE IX AMENDMENT AND TERMINATION.....................................     21
   9.1    Amendments.....................................................     21
   9.2    Termination of Plan............................................     21

ARTICLE X MISCELLANEOUS..................................................     23
   10.1   Taxation.......................................................     23
   10.2   No Employment Contract.........................................     23
   10.3   Headings.......................................................     23
   10.4   Gender and Number..............................................     23
   10.5   Assignment of Benefits.........................................     23
   10.6   Legally Incompetent............................................     24
   10.7   Governing Law..................................................     24

EXHIBIT A PARTICIPATING COMPANIES........................................    A-1
EXHIBIT B SENIOR EXECUTIVE SUBPLAN.......................................    B-1

                                    ARTICLE I
                                   DEFINITIONS

          For purposes of the Plan, the following terms, when used with an initial capital letter, will have the meaning set forth below unless a different meaning plainly is required by the context.

     1.1 Account means, with respect to a Participant or Beneficiary, the total dollar amount or value evidenced by the last balance posted and actually credited in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary.

     1.2 Administrative Committee means the committee appointed by the Compensation Committee to administer the Plan, as provided in Article VIII; provided, if for any period of time the Compensation Committee has not specifically appointed any individuals to serve as members of the Administrative Committee with respect to all or any portion of the Plan, the members of the Compensation Committee shall serve as the Administrative Committee with respect to the Plan or such portion of the Plan during such period.

     1.3 Beneficiary means, with respect to a Participant, the person(s) designated or identified in accordance with Section 5.5 to receive any death benefits that may be payable under the Plan upon the death of the Participant.

     1.4 Board means the Board of Directors of the Controlling Company.

     1.5 Code means the Internal Revenue Code of 1986, as amended.

     1.6 Compensation means, except as otherwise provided on an exhibit to the Plan, with respect to an employee for a Plan Year, such employee's base pay for such Plan Year as determined by the Administrative Committee, including any portion of such base pay that is deferred under the Plan or under a Code Section 401(k) plan or Code Section 125 plan maintained by a Participating Company but excluding any portion of such base pay that is paid or made available to the employee during the Plan Year while he is not an active Participant.

     1.7 Compensation Committee means the Compensation Committee of the Board.

     1.8 Controlled Group means all of the companies that are either (i) members of the same controlled group of corporations [within the meaning of Code Section 414(b)] or (ii) under common control [within the meaning of Code Section 414(c)] with the Controlling Company.

     1.9 Controlling Company means Rock-Tenn Company.

     1.10 Deferral Contributions mean, for each Plan Year, that portion of a Participant's Compensation deferred under the Plan pursuant to Section 3.2.

     1.11 Deferral Election means, except as otherwise provided on an exhibit to the Plan, a written, electronic or other form of election pursuant to which a Participant may elect to defer under the Plan a portion of his Compensation.

     1.12 Effective Date means January 1, 2006, the date that this restatement of the Plan generally will be effective. The Plan was initially effective as of May 15, 2003.

     1.13 Eligible Employee means, for a Plan Year or portion of a Plan Year, a member of a select group of highly compensated or key management employees who is selected by the Administrative Committee or the Compensation Committee, on either an individual or group basis, as eligible to participate in the Plan. In general, the Administrative Committee will determine, based on annualized data for a portion of one Plan Year, (i) which employees of members of the Controlled Group will be highly compensated employees under Code Section 414(q) for the next Plan Year and (ii) which of the employees who are so determined to be highly compensated employees will be eligible to make Deferral Contributions and, therefore, actively participate in the Plan for such next Plan Year. In addition, the Compensation Committee may designate any other key management or highly compensated employees as eligible to actively participate in the Plan or any portion thereof for a Plan Year or any portion thereof.

     1.14 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     1.15 Financial Hardship means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of the Participant's dependent [as defined in Code Section 152(a)], loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Financial Hardship will be determined by the Administrative Committee on the basis of the facts of each case, including information supplied by the Participant in accordance with uniform guidelines prescribed from time to time by the Administrative Committee; provided, the Participant will be deemed not to have a Financial Hardship to the extent that such hardship is or may be relieved:

          (a) Through reimbursement or compensation by insurance or otherwise;

          (b) By liquidation of the Participant's assets, to the extent the liquidation of assets would not itself cause severe financial hardship; or

          (c) By cessation of deferrals under the Plan.

Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home. Notwithstanding anything in the foregoing to the contrary, Financial Hardships shall be limited to circumstances constituting "unforeseeable emergencies" under Code Section 409A.

     1.16 Investment Election means an election, made in such form as the Administrative Committee may direct, pursuant to which a Participant may elect the Investment Funds in which the amounts credited to his Account will be deemed to be invested.

     1.17 Investment Funds mean the investment funds selected from time to time by the Administrative Committee for purposes of determining the rate of return on amounts deemed invested pursuant to the terms of the Plan.

     1.18 Key Employee means an employee defined in Code Section 416(i) and the regulations promulgated thereunder [without regard to Code Section 416(i)(5)]. Generally, a Key Employee for a Plan Year means an employee, former employee or deceased employee who, at any time during the 12-month period ending on the September 30 immediately preceding the first day of such Plan Year, was either:

          (a) An officer of a member of the Controlled Group having combined annual Compensation from all members of the Controlled Group greater than $130,000 [or such other amount as is applicable for the Plan Year under Code
Section 416(i)(1)(A)(i)]; provided, no more than 50 employees (or, if lesser, the greater of 10 percent of all employees of a member of the Controlled Group or 3) shall be treated as officers of a member of the Controlled Group;

          (b) A 5-percent owner [or constructive owner within the meaning of Code Section 318, as modified by Code Section 416(i)(1)(B)(iii)] of a member of the Controlled Group; or

          (c) A 1-percent owner (or constructive owner within the meaning of Code Section 318, as modified by Code Section 416(i)(1)(B)(iii) and the regulations promulgated thereunder) of a member of the Controlled Group having a combined annual Compensation from all members of the Controlled Group of more than $150,000.

Notwithstanding anything herein to the contrary, for purposes of determining whether an employee is a Key Employee, "Compensation" means (i) all amounts that are wages within the meaning of Code Section 3401(a) and all other payments of compensation to such employee by a member of the Controlled Group (in the course of the member's trade or business) for which the member of the Controlled Group is required to furnish the employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052 (i.e., all amounts reportable by the member of the Controlled Group on IRS Form W-2); provided, such amounts shall be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)]; plus (ii) any elective deferral [as defined in Code Section 402(g)(3)], and any amount which is contributed or deferred by a member of the Controlled Group at the election of the employee and which is not includible in the gross income of the employee by reason of Code Section 125, 457 or 132(f)(4), including any amounts not available to an employee in cash in lieu of group health coverage because the employee is unable to certify that he has other health coverage.

     1.19 Nonpayment Period has the meaning set forth in Section 7.3(a).

     1.20 Participant means any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of
Article II.

     1.21 Participating Company means all members of the Controlled Group that have employees who are Participants (whether active or inactive) in the Plan. The Administrative Committee may specify such Participating Companies on Exhibit A hereto.

     1.22 Plan means the Rock-Tenn Company Supplemental Retirement Savings Plan, as contained herein and all amendments hereto. For tax purposes and purposes of Title I of ERISA, the Plan is intended to be an unfunded, nonqualified deferred compensation plan covering certain designated employees who are within a select group of key management or highly compensated employees.

     1.23 Plan Year means the 12-consecutive-month period ending on December 31 of each year.

     1.24 RTS Controlled Group means RTS Packaging, LLC and all of the companies that are either (i) members of the same controlled group of corporations [within the meaning of Code Section 414(b)] or (ii) under common control [within the meaning of Code Section 414(c)] with RTS Packaging, LLC.

     1.25 Surviving Spouse means, with respect to a Participant, the person who is treated as married to such Participant under the laws of the state in which the Participant resides. The determination of a Participant's Surviving Spouse will be made as of the date of such Participant's death.

     1.26 Trust or Trust Agreement means the separate agreement or agreements between the Controlling Company and the Trustee governing the Trust Fund, and all amendments thereto.

     1.27 Trustee means the party or parties so designated from time to time pursuant to the terms of the Trust Agreement.

     1.28 Trust Fund means the total amount of cash and other property held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.

     1.29 Valuation Date means each day of the Plan Year on which the Plan's recordkeeper and the Trustee are each open to the public for business, or such other date(s) determined by the Administrative Committee in its sole discretion.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

     2.1 Eligibility.

          Except as otherwise provided on an exhibit to the Plan, each individual who is an Eligible Employee as of the first day of a Plan Year will be eligible to participate in the Plan for the entire Plan Year. Such individual's participation will become effective as of the first day of such Plan Year (assuming he satisfies the procedures for admission described below).

     2.2 Procedure for Admission.

          Each Eligible Employee will become a Participant by completing such forms and providing such data in a timely manner, as are required by the Administrative Committee as a precondition of participation in the Plan. Such forms and data may include, without limitation, a Deferral Election, the Eligible Employee's acceptance of the terms and conditions of the Plan, and the designation of a Beneficiary or Beneficiaries to receive any death benefits payable hereunder.

     2.3 Cessation of Eligibility.

          (a) Cessation of Eligible Status. An employee will cease active participation in the Plan if, as of any day during a Plan Year, he separates from service with all members of the Controlled Group, in which case his deferrals under the Plan will cease.

          (b) Inactive Participant Status. Even if his active participation in the Plan ends, an employee will remain an inactive Participant in the Plan until the earlier of (i) the date the full amount of his vested Account (if any) is distributed from the Plan, or (ii) the date he again becomes an Eligible Employee and recommences active participation in the Plan. During the period of time that an employee is an inactive Participant in the Plan, his Account will continue to be credited with earnings and/or losses as provided for in Section 3.5.

                                   ARTICLE III
                 PARTICIPANTS' ACCOUNTS; DEFERRALS AND CREDITING

     3.1 Participants' Accounts.

          (a) Establishment of Accounts. The Administrative Committee will establish and maintain an Account on behalf of each Participant. To the extent provided herein, each Account will be credited with (i) Deferral Contributions, and (ii) earnings attributable to such Deferral Contributions, and will be debited by (A) losses attributable to such Deferral Contributions, and (B) the amount of all distributions. Each Account of a Participant will be maintained until the vested value thereof has been distributed to or on behalf of such Participant or his Beneficiary or Beneficiaries.

          (b) Nature of Contributions and Accounts. The amounts credited to a Participant's Account will be represented solely by bookkeeping entries. Except as provided in Article VII, no monies or other assets will actually be set aside for such Participant, and all payments to a Participant or Beneficiary under the Plan will be made from the general assets of the Participating Companies.

          (c) Several Liabilities. Each Participating Company will be severally (and not jointly) liable for the payment of benefits under the Plan in an amount equal to all undistributed Deferral Contributions withheld from Participant's Compensation paid or payable by each such Participating Company, as adjusted for earnings and/or losses pursuant to Section 3.5. The Administrative Committee will allocate the total liability to pay benefits under the Plan among the Participating Companies pursuant to this formula, and the Administrative Committee's determination will be final and binding.

          (d) General Creditors. Any assets which may be acquired by a Participating Company in anticipation of its obligations under the Plan will be part of the general assets of such Participating Company. A Participating Company's obligation to pay benefits under the Plan constitutes a mere promise of such Participating Company to pay such benefits, and a Participant or Beneficiary will have and maintain no more rights than those of an unsecured, general creditor of such Participating Company.

     3.2 Deferral Contributions.

          Except as provided on a exhibit to the Plan, each Eligible Employee who is or becomes eligible to participate in the Plan for a Plan Year may elect to have Deferral Contributions made on his behalf for such Plan Year by completing and delivering to the Administrative Committee (or its designee) a Deferral Election setting forth the terms of his election. Subject to the terms and conditions set forth below, a Deferral Election will provide for the reduction of an Eligible Employee's Compensation in each regular paycheck payable during the Plan Year for which the Deferral Election is in effect.

     3.3 Procedure for Elections. Except as otherwise provided on an exhibit to the Plan and subject to any modifications, additions or exceptions that the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms will apply to Deferral Elections:

          (a) Effective Date. A Participant's Deferral Election with respect to his Compensation for any Plan Year will be effective for the first regular paycheck that (i) is paid after the date the Deferral Election is submitted and becomes effective and (ii) relates to a payroll period ending no earlier than the last day of the immediately preceding Plan Year. To be effective, a Participant's Deferral Election must be made before the first day of the Plan Year for which Deferral Contributions will be made or at such earlier time as the Administrative Committee may prescribe. If an Eligible Employee fails to submit a Deferral Election in a timely manner, he will be deemed to have elected not to participate in the Plan for that Plan Year.

          (b) Term. A Participant's Deferral Election will remain in effect only for the Plan Year for which it is effective and will terminate on the earliest of (i) the date the Participant ceases to be an active Participant, (ii) the date the Participant's Deferral Election is revoked (as provided in subsection
(d) hereof), or (iii) the date on which is made the last payment of Compensation relating to a payroll period ending prior to the last day of the Plan Year for which the Deferral Election is effective. If a Participant is transferred from the employment of one Participating Company to the employment of another Participating Company, his Deferral Election with the first Participating Company will remain in effect and will apply to his Compensation from the second Participating Company until the earlier of those events set forth in the preceding sentence.

          (c) Amount. A Participant may elect to defer his Compensation payable in each regular paycheck in 1 percent increments, up to a maximum of 75 percent of his Compensation; provided, no Participant shall be permitted to defer more than $9,300 of his Compensation in any Plan Year; and, provided, further, the Administrative Committee may establish other maximum percentages and or amounts from time to time.

          (d) Revocation.

               (i) Automatic Revocation. If (i) a Participant receives a hardship distribution from any Code Section 401(k) plan maintain by a member of the Controlled Group, and (ii) the terms of such Code Section 401(k) plan provide for the suspension of elective contributions, such Participant's Deferral Election shall automatically be revoked and such Participant shall be prohibited from making Deferral Contributions for the period during which elective contributions are suspended under the terms of such Code Section 401(k) plan. A Participant whose Deferral Election is revoked may enter into a new Deferral Election with respect to his Compensation for any subsequent Plan Year by making such Deferral Election in accordance this Section and Section 3.2; provided, such Deferral Election shall become effective no earlier than the end of the suspension period provided under the terms of the applicable Code Section 401(k) plan.

               (ii) Voluntary Revocation. A Participant who has suffered a Financial Hardship during a Plan Year may revoke his Deferral Election for such Plan Year by delivering an application for revocation to the Administrative Committee, and such revocation will be effective as soon as practicable after the date of the Administrative Committee's decision, made in its sole discretion, that the Participant has suffered a Financial Hardship. A Participant who revokes his Deferral Election may enter into a new Deferral Election with respect to his Compensation for any subsequent Plan Year by making such Deferral Election in accordance this Section and
     Section 3.2.

          (e) Crediting of Deferred Compensation. For each Plan Year that a Participant has a Deferral Election in effect, the Administrative Committee will credit the amount of such Participant's Deferral Contributions to his Account on, or as soon as practicable after, the Valuation Date on which such amount would have been paid to him but for his election hereunder.

     3.4 Debiting of Distributions.

          As of each Valuation Date, the Administrative Committee will debit each Participant's Account for any amount distributed from such Account since the immediately preceding Valuation Date.

     3.5 Crediting of Earnings.

          As of each Valuation Date, the Administrative Committee will credit to each Participant's Account the amount of earnings and/or losses applicable thereto for the period since the immediately preceding Valuation Date, based on the amount of the Participant's Account that was deemed invested in each Investment Fund.

     3.6 Vesting.

          A Participant will at all times be fully vested in his Deferral Contributions, as adjusted for earnings and/or losses pursuant to Section 3.5.

     3.7 Notice to Participants of Account Balances.

          At least once for each Plan Year, the Administrative Committee will cause a written statement of a Participant's Account balance to be distributed to the Participant.

     3.8 Good Faith Valuation Binding.

          In determining the value of the Accounts, the Administrative Committee will exercise its best judgment, and all such determinations of value (in the absence of bad faith) will be binding upon all Participants and their Beneficiaries.

     3.9 Errors and Omissions in Accounts.

          If an error or omission is discovered in the Account of a Participant or in the amount of a Participant's deferrals, the Administrative Committee, in its sole discretion, will cause appropriate, equitable adjustments to be made as soon as administratively practicable following the discovery of such error or omission.

                                   ARTICLE IV
                                INVESTMENT FUNDS

     4.1 Selection by Administrative Committee.

          From time to time, the Administrative Committee will select two or more Investment Funds for purposes of determining the rate of return on amounts deemed invested in accordance with the terms of the Plan. The Administrative Committee may change, add or remove Investment Funds on a prospective basis at any time(s) and in any manner it deems appropriate.

     4.2 Participant Direction of Deemed Investments.

          Each Participant generally may direct the manner in which his Account will be deemed invested in and among the Investment Funds; provided, such investment directions will be made in accordance with the following terms:

          (a) Nature of Participant Direction. The selection of Investment Funds by a Participant will be for the sole purpose of determining the rate of return to be credited to his Account, and will not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in any Investment Fund or any other investment media. The Plan, as an unfunded, nonqualified deferred compensation plan, at no time will have any actual investment of assets relative to the benefits or Accounts hereunder.

          (b) Participant Elections. Each Participant may make an Investment Election prescribing the percentage of his Account and/or future contributions that will be deemed invested in each Investment Fund and may modify such Investment Elections with respect to his existing Account and/or future contributions as of any Valuation Date; provided, any such modification will be effective after the Administrative Committee (or its designee) has a reasonable opportunity to process such modification pursuant to such procedures as the Administrative Committee may determine from time to time.

          (c) Administrative Committee Discretion. The Administrative Committee will have complete discretion to adopt and revise procedures to be followed in making such Investment Elections. Such procedures may include, but are not limited to, the process of making elections, the permitted frequency of making elections, the incremental size of elections, the deadline for making elections, the effective date of such elections and whether and the extent to which to charge any Participant's Account an administrative fee for making such Investment Elections. Any procedures adopted by the Administrative Committee that are inconsistent with the deadlines or procedures specified in this Section will supersede such provisions of this Section without the necessity of a Plan amendment.

                                    ARTICLE V
                           PAYMENT OF ACCOUNT BALANCES

     5.1 Benefit Payments Upon Termination of Service for Reasons Other Than Death.

          (a) General Rule Concerning Benefit Payments. In accordance with the terms of subsection (b) hereof, if a Participant separates from service with the Controlling Company, all other members of the Controlled Group and all members of the RTS Controlled Group for any reason other than death, he (or his Beneficiary or Beneficiaries, if he dies after such termination of employment but before distribution of his Account) will be entitled to receive or begin receiving a distribution of the total of: (i) the entire vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed; plus (ii) the vested amount of Deferral Contributions made since such Valuation Date. For purposes of this subsection (a), the "Valuation Date on which such distribution is processed" refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in valuation, administration or any other procedure. For all purposes under the Plan, the term "separation from service" shall have the meaning determined under Code Section 409A and shall include a Participating Company ceasing to be a member of the Controlled Group to the extent permitted under Code Section 409A.

          (b) Timing of Distribution.

               (i) General Rule. Except as provided in subsection (b)(ii) or
     (b)(iii) hereof, the distribution of the vested benefit payable to a Participant under this Section will be made or commenced as soon as administratively feasible after the date the Participant separates from service with the Controlling Company, all other members of the Controlled Group and all members of the RTS Controlled Group for any reason other than death.

               (ii) Distributions to Key Employees. Notwithstanding subsection
     (b)(i) hereof, the distribution of the vested benefit payable under this Section to a Participant who is a Key Employee will be made or commenced as soon as administratively feasible after the earlier of (i) the 6-month anniversary of the date the Participant separates from service with the Controlling Company, all other members of the Controlled Group and all members of the RTS Controlled Group for any reason other than death, or
     (ii) the date of the Participant's death.

               (iii) Distributions Following Change to Form of Distribution. Notwithstanding subsection (b)(i) hereof, the distribution of the vested benefit payable under this Section to a Participant who has changed his initially elected form of distribution pursuant to Section 5.2(c) hereof will be made or commenced as soon as administratively feasible after the 5-year anniversary of the date the Participant separates from service with the Controlling Company, all other members of the Controlled Group and all members of the RTS Controlled Group for any reason other than death.

     5.2 Form of Distribution.

          (a) Single-Sum Payment. Except as provided in subsection (b) hereof, the benefit payable to a Participant under Section 5.1 will be distributed in the form of a single-sum payment in cash.

          (b) Quarterly Installments. A Participant may elect, at the time he makes his initial Deferral Election, to have the benefit payable to him under
Section 5.1 paid in the form of quarterly installment payments in cash. The following terms and conditions will apply to quarterly installment payments made under the Plan:

               (i) The quarterly installment payments will be made in substantially equal installments over a period of not less than 3 years and not more than 10 years (adjusted for earnings and/or losses between payments in the manner described in Section 3.5). The initial value of the obligation for the quarterly installment payments will be equal to the amount of the Participant's Account balance calculated in accordance with the terms of Section 5.1(a).

               (ii) If the amount of the first such quarterly installment payment is less than $100, the benefit payable to the Participant under
     Section 5.1 will be distributed in the form of a single-sum payment in cash without regard to the Participant's election of quarterly installment payments.

               (iii) If a Participant dies after payment of his benefit from the Plan has begun but before his entire benefit has been distributed, the remaining amount of his Account balance will be distributed to the Participant's designated Beneficiary or Beneficiaries in the form of a single-sum payment in cash.

          (c) Changing Form of Distribution. After the time a Participant makes his initial Deferral Election, he may make one (and no more than one) change to the form in which the benefit payable to him under Section 5.1 will be distributed to another form otherwise available under subsection (a) or (b) hereof; provided, such change will not be effective if the Participant separates from service with all members of the Controlled Group and all members of the RTS Controlled Group within 12 months of the date his change is made; and, provided further, the date on which his distribution will be made or commenced will be delayed in accordance with Section 5.1(b)(iii).

     5.3 Death Benefits.

          If a Participant dies before payment of his benefit from the Plan is made or commenced, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee will be entitled to receive a distribution of the total of (i) the entire vested amount credited to such Participant's Account, determined as of the Valuation Date on which such distribution is processed; plus (ii) the vested amount of any Deferral Contributions made since such Valuation Date. For purposes of this

Section, the "Valuation Date on which such distribution is processed" refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in valuation, administration or any other procedure. The benefit will be distributed to such Beneficiary or Beneficiaries as soon as administratively feasible after the date of the Participant's death (without regard to whether the Participant was a Key Employee) in the form of a single-sum payment in cash.

     5.4 Hardship Distributions.

          Upon receipt of an application for an in-service hardship distribution and the Administrative Committee's decision, made in its sole discretion, that a Participant has suffered a Financial Hardship, such Participant will be entitled to receive an in-service distribution. Such distribution will be paid in a single-sum payment in cash as soon as administratively feasible after the Administrative Committee determines that the Participant has incurred a Financial Hardship. The amount of such single-sum payment will be limited to the amount of the Participant's vested Account that the Administrative Committee determines is reasonably necessary to meet the Participant's requirements resulting from the Financial Hardship. The amount of such distribution will reduce the Participant's Account balance as provided in Section 3.4. Notwithstanding anything in this Section to the contrary, all hardship distributions shall be subject to the requirements applicable to distributions on account of unforeseeable emergency under Code Section 409A.

     5.5 Beneficiary Designation.

          (a) General. Participants will designate and from time to time may redesignate their Beneficiaries in such form and manner as the Administrative Committee may determine.

          (b) No Designation or Designee Dead or Missing. In the event that:

               (i) a Participant dies without designating a Beneficiary;

               (ii) the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

               (iii) the Beneficiary designated by a Participant cannot be located by the Administrative Committee within 1 year from the date benefits are to be paid to such person;

then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under the Plan will be the Participant's Surviving Spouse, if any, and if not, the estate of the Participant.

     5.6 Taxes.

          If the whole or any part of any Participant's or Beneficiary's benefit hereunder becomes subject to any estate, inheritance, income, employment or other tax which a Participating Company is required to pay or withhold, the Participating Company will have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant or Beneficiary whose interests hereunder are so affected (including, without limitation, by reducing and offsetting the Participant's or Beneficiary's Account balance). Prior to making any payment, the Participating Company may require such releases or other documents from any lawful taxing authority as it deems necessary.

     5.7 Offset of Benefit by Amounts Owed to the Controlling Company.

          Notwithstanding anything in the Plan to the contrary, the Administrative Committee may, in its sole discretion, offset any payment or payments of benefit to a Participant under the Plan by any amount owed by such Participant to the Controlling Company or any member of the Controlled Group.

                                   ARTICLE VI
                                     CLAIMS

     6.1 Rights.

          All Plan benefit will be paid in accordance with Article V, but, if a Participant or Beneficiary has any grievance, complaint or claim concerning any aspect of the operation or administration of the Plan, including but not limited to claims for benefits (collectively referred to herein as "claim" or "claims"), the Participant or Beneficiary shall submit the claim in accordance with the procedures set forth in this Article VI. All such claims must be submitted within the "applicable limitations period." The "applicable limitations period" shall be 2 years, beginning on (i) in the case of any single-sum payment, the date on which the payment was made, (ii) in the case of a periodic payment, the date of the first in the series of payments, or (iii) for all other claims, the date on which the action complained of occurred. Additionally, upon denial of an appeal pursuant to Section 6.3, a Participant or Beneficiary shall have 90 days within which to bring suit against the Plan for any claim related to such denied appeal; any such suit initiated after such 90-day period shall be precluded.

     6.2 Initial Claim.

          Claims for benefits under the Plan may be filed with the Administrative Committee on forms or in such other written documents, as the Administrative Committee may prescribe. The Administrative Committee will furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee will furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension will not exceed one additional, consecutive 90-day period. In the event the claim is denied, the notice of the disposition of the claim will provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

     6.3 Appeal.

          Any Participant or Beneficiary who has been denied a benefit will be entitled, upon request to the Administrative Committee, to appeal the denial of his claim. The claimant (or his duly authorized representative) may review pertinent documents related to the Plan in the Administrative Committee's possession in order to prepare the appeal. The request for review, together with a written statement of the claimant's position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in Section 6.2. The Administrative Committee's decision will be made within 60 days following the filing of the request for review and will be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee will furnish written notice to the claimant prior to the end of the initial 60-day period, and such an extension will not exceed one additional 60-day period.

If unfavorable, the notice of the decision will explain the reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

     6.4 Satisfaction of Claims.

          Any payment to a Participant or Beneficiary will to the extent thereof be in full satisfaction of all claims hereunder against the Administrative Committee and the Participating Companies, any of whom may require such Participant or Beneficiary, as a condition to such payment, to execute a receipt and release therefor in such form as determined by the Administrative Committee or the Participating Companies. If receipt and release is required but the Participant or Beneficiary (as applicable) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, the payment of any affected distribution may be delayed until the Administrative Committee or the Participating Companies receive a proper receipt and release.

                                   ARTICLE VII
                             SOURCE OF FUNDS; TRUST

     7.1 Source of Funds.

          Except as provided in this Section and Section 7.2 (relating to the Trust), each Participating Company will provide the benefits described in the Plan from its general assets. However, to the extent that funds in such Trust allocable to the benefits payable under the Plan are sufficient, the Trust assets may be used to pay benefits under the Plan. If such Trust assets are not sufficient to pay all benefits due under the Plan, then the appropriate Participating Company will have the obligation, and the Participant or Beneficiary, who is due such benefits, will look to such Participating Company to provide such benefits.

     7.2 Trust.

          (a) Establishment. To the extent determined by the Controlling Company, the Participating Companies will transfer to the Trustee the funds necessary to fund benefits accrued hereunder to be held and administered by the Trustee pursuant to the terms of the Trust Agreement. Except as otherwise provided in the Trust Agreement, each transfer into the Trust Fund will be irrevocable as long as a Participating Company has any liability or obligations under the Plan to pay benefits, such that the Trust property is in no way subject to use by the Participating Company; provided, it is the intent of the Controlling Company that the assets held by the Trust are and will remain at all times subject to the claims of the general creditors of the Participating Companies.

          (b) Distributions. Pursuant to the Trust Agreement, the Trustee will make payments to Plan Participants and Beneficiaries in accordance with a payment schedule provided by a Participating Company. The Participating Company will make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and will pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Participating Company.

          (c) Status of the Trust. No Participant or Beneficiary will have any interest in the assets held by the Trust or in the general assets of the Participating Companies other than as a general, unsecured creditor. Accordingly, a Participating Company will not grant a security interest in the assets held by the Trust in favor of the Participants, Beneficiaries or any creditor.

     7.3 Controlling Company Guaranty.

          (a) Obligation Parameters. During any period in which any Participating Company is insolvent or in bankruptcy or for any reason whatsoever does not have sufficient, available, liquid assets to fully satisfy its obligations under the Plan due and payable by such Participating Company (a "Nonpayment Period"), the Controlling Company, in the capacity of guarantor, will have the unconditional obligation to pay all of such Participating Company's Plan benefit obligations to the Participants of such Participating Company. During any Nonpayment Period with respect to a Participating Company, a Participant of such Participating Company shall not be obligated or required before enforcing this Section against the Controlling Company (i) to pursue any right or remedy he may have against such Participating Company or to commence any suit or other proceeding against such Participating Company in any court or other tribunal;
(ii) to make any claim in a liquidation or bankruptcy of such Participating Company; or (iii) to wait more than 30 days after making an initial demand of such Participating Company under the normal claims procedures set forth under the Plan.

          (b) Limit on Controlling Company's Obligation. Notwithstanding anything herein to the contrary, in the event that the Controlling Company or any of its affiliates ceases to own, directly or indirectly, in the aggregate, all of the ownership interest in a Participating Company, all obligations under the Plan applicable to such Participating Company shall be fixed as of the date of such cessation, and any such obligations of such Participating Company accruing after such date shall be expressly excluded from this Section.

          (c) Nature of Obligation. Any assets which may be acquired by the Controlling Company in anticipation of its obligations under this Section shall be part of the general assets of the Controlling Company. The Controlling Company's obligation under this Section constitutes a mere promise to pay certain obligations under the Plan, and a Participant shall be and remain no more than an unsecured, general creditor of the Controlling Company.

     7.4 Plan Expenses.

          At the direction of the Administrative Committee, expenses incurred with respect to administering the Plan and Trust shall be charged against earnings and/or Participants' Account (on a per capita basis, in proportion to the value of such Accounts or on any other basis) to the extent such costs are not paid by the Participating Companies. The Administrative Committee may provide for any expenses specifically attributable to transactions involving an Account to be charged against such Account.

                                  ARTICLE VIII
                            ADMINISTRATIVE COMMITTEE

     8.1 Action.

          Action of the Administrative Committee may be taken with or without a meeting of committee members; provided, action will be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the committee is a Participant or Beneficiary, he will not participate in any decision which solely affects his own benefit under the Plan. For purposes of administering the Plan, the Administrative Committee will choose a secretary who will keep minutes of the committee's proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or any other written direction on behalf of the Administrative Committee.

     8.2 Rights and Duties.

          The Administrative Committee will administer the Plan and will have all powers necessary to accomplish that purpose, including (but not limited to) the following:

          (a) To construe, interpret and administer the Plan;

          (b) To make determinations required by the Plan, and to maintain records regarding Participants' and Beneficiaries' benefits hereunder;

          (c) To compute and certify to the Participating Companies the amount and kinds of benefits payable to Participants and Beneficiaries, and to determine the time and manner in which such benefits are to be paid;

          (d) To authorize all disbursements by the Participating Companies pursuant to the Plan;

          (e) To maintain all the necessary records of the administration of the Plan;

          (f) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

          (g) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder, and, to the extent the Administrative Committee makes any such delegations, any use of the term "Administrative Committee" in the Plan that relates to such area of delegation shall be interpreted to refer to and include such other individuals or entities; and

          (h) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

The Administrative Committee will have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters will be final and conclusive on all parties.

     8.3 Compensation, Indemnity and Liability.

          The Administrative Committee and its members will serve as such without bond and without compensation for services hereunder. All expenses of the Administrative Committee will be paid by the Participating Companies. No member of the committee will be liable for any act or omission of any other member of the committee, nor for any act or omission on his own part, excepting his own willful misconduct. The Participating Companies will indemnify and hold harmless the Administrative Committee and each member thereof against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the committee, excepting only expenses and liabilities arising out of his own willful misconduct.

                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

     9.1 Amendments.

          The Administrative Committee will have the right, in its sole discretion, to amend the Plan in whole or in part at any time and from time to time; provided, any amendment that may (i) result in significantly increased expenses under the Plan or (ii) materially alter the design of the Plan must be approved by the Compensation Committee. Any amendment will be in writing and executed by a duly authorized member of the Administrative Committee. An amendment to the Plan may modify its terms in any respect whatsoever, and may include, without limitation, a permanent or temporary freezing of the Plan such that the Plan will remain in effect with respect to existing Account balances without permitting any new contributions; provided, no such action may reduce the amount already credited to a Participant's Account without the affected Participant's written consent. All Participants and Beneficiaries will be bound by such amendment.

     9.2 Termination of Plan.

          The Controlling Company reserves the right to discontinue and terminate the Plan at any time, for any reason. Any action to terminate the Plan will be taken by the Board or the Compensation Committee in the form of a written Plan amendment executed by a duly authorized officer of the Controlling Company. If the Plan is terminated, each Participant will become 100 percent vested in his Account which will be distributed in a single-sum payment in cash as soon as practicable after the date the Plan is terminated. The amount of any such distribution will be determined as of the Valuation Date such termination distribution is to be processed. Such termination will be binding on all Participants and Beneficiaries. Notwithstanding anything in the foregoing to the contrary, a Participant's Account shall be distributed upon Plan termination only if one or more of the following are satisfied:

          (a) The Plan is terminated within 12 months of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that the amounts deferred under the Plan are included in Participants' gross incomes in the latest of:

               (i) The calendar year in which the Plan termination occurs;

               (ii) The calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

               (iii) The first calendar year in which the payment is administratively practicable.

          (b) The Plan is terminated within the 30 days preceding or the 12 months following a change in control event (as defined under Code Section 409A). For purposes of this subsection (b), the Plan will be treated as terminated only if all substantially similar arrangements sponsored by any member of the Controlled Group are terminated, so that all Participants and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of termination of the arrangements.

          (c) Each of the following are satisfied:

          (1) All arrangements sponsored by any member of the Controlled Group that would be aggregated with the Plan under Code Section 409A if the same service provider participated in all of the arrangements are terminated;

          (2) No payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within 12 months of the termination of the arrangements;

          (3) All payments are made within 24 months of the termination of the arrangements; and

          (4) No member of the Controlled Group adopts a new arrangement that would be aggregated with any terminated arrangement under Code Section 409A if the same service provider participated in both arrangements, at any time within 5 years following the date of termination of the arrangements.

          (d) The Plan is terminated in connection with such other events or under such other conditions as the Commissioner of the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

                                    ARTICLE X
                                  MISCELLANEOUS

     10.1 Taxation.

          It is the intention of the Controlling Companies that the benefits payable hereunder will not be deductible by the Participating Companies nor taxable for federal income tax purposes to Participants or Beneficiaries until such benefits are paid by the Participating Companies, or the Trust, as the case may be, to such Participants or Beneficiaries. Without limiting the foregoing, it is intended that the Plan meet the requirements of Code Section 409A (other than with respect to amounts that were earned and vested prior to January 1,
2005), and the Administrative Committee shall use its reasonable best efforts to interpret and administer the Plan in accordance with such requirements. Each Participant will be taxed for purposes of the Federal Insurance Contributions Act ("FICA") as of the later of (i) the date that contributions are credited to the Participant's Account, or (ii) the date that such amounts become vested. When such benefits are paid hereunder, it is the intention of the Participating Companies that they will be deductible by the Participating Companies under Code
Section 162.

     10.2 No Employment Contract.

          Nothing herein contained is intended to be nor will be construed as constituting a contract or other arrangement between a Participating Company and any Participant to the effect that the Participant will be employed by the Participating Company for any specific period of time.

     10.3 Headings.

          The headings of the various articles and sections in the Plan are solely for convenience and will not be relied upon in construing any provisions hereof. Any reference to a section refers to a section of the Plan unless specified otherwise.

     10.4 Gender and Number.

          Use of any gender in the Plan will be deemed to include all genders when appropriate, and use of the singular number will be deemed to include the plural when appropriate, and vice versa in each instance.

     10.5 Assignment of Benefits.

          The right of a Participant or Beneficiary to receive payments under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Participant or Beneficiary, except by will or by the laws of descent and distribution and then only to the extent permitted under the terms of the Plan.

     10.6 Legally Incompetent.

          The Administrative Committee, in its sole discretion, may direct that payment to be made to an incompetent or disabled person, whether because of minority or mental or physical disability, be made instead to the guardian of such person or to the person having custody of such person, without further liability on the part of a Participating Company for the amount of such payment to the person on whose account such payment is made.

     10.7 Governing Law.

          The Plan will be construed, administered and governed in all respects in accordance with applicable federal law (including ERISA) and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia. If any provisions of this instrument are held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof will continue to be fully effective.

     IN WITNESS WHEREOF, the Controlling Company has caused the Plan to be executed by its duly authorized officer on the 14th day of December, 2005.

                                        ROCK-TENN COMPANY


                                        By: /s/ Steven C. Voorhees
                                            ------------------------------------
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                ROCK-TENN COMPANY
                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN

                                    EXHIBIT A

                             PARTICIPATING COMPANIES

Company Names                  Effective Date
-------------                  ---------------
Rock-Tenn Converting Company   May 15, 2003
PCPC, Inc.                     May 15, 2003
Rock-Tenn Services Inc.        January 1, 2005

                                ROCK-TENN COMPANY
                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN

                                    EXHIBIT B

                            SENIOR EXECUTIVE SUBPLAN

          Notwithstanding anything in the Plan to the contrary, the following provisions will apply with respect to those Participants whom the Compensation Committee has designated as eligible for the Senior Executive Subplan (as defined in Section B-1.11 below).

          B-I Definitions.

          For purposes of the Senior Executive Subplan, the following terms, when used with an initial capital letter, will have the meaning set forth below unless a different meaning plainly is required by the context.

     B-1.1 Base Salary means, with respect to an employee for a Plan Year, such employee's base pay for such Plan Year as determined by the Administrative Committee, including any portion of such base pay that is deferred under the Plan or under a Code Section 401(k) plan or Code Section 125 plan maintained by a Participating Company but excluding any portion of such base pay that is paid or made available to the employee during the Plan Year either (i) while he is not an active Participant or (ii) prior to the first regular paycheck in such Plan Year from which no amount (other than catch-up contributions) is, or could be, withheld and contributed to the 401(k) Plan on account of whichever of the following first occurs: (A) such Participant's 401(k) elective contributions reach the Code Section 402(g) maximum deferral limit for such Plan Year, or (B) such Participant reaches the Code Section 401(a)(17) maximum compensation limit.

     B-1.2 Base Salary Deferral Contributions mean, for each Plan Year, the portion of a Participant's Deferral Contributions attributable to his Base Salary Deferral Election for such Plan Year.

     B-1.3 Base Salary Deferral Election means a written, electronic or other form of election pursuant to which a Participant may elect to defer under the Plan a portion of his Base Salary.

     B-1.4 Bonus Deferral Contributions mean, for each Plan Year, the portion of a Participant's Deferral Contributions attributable to his Bonus Deferral Election for such Plan Year.

     B-1.5 Bonus Deferral Election means a written, electronic or other form of election pursuant to which a Participant may elect to defer under the Plan all or a portion of his Bonus Payments.

     B-1.6 Bonus Payments mean, with respect to an employee for a Plan Year, any amount paid to an employee under the Controlling Company's Key Employee Incentive Plan or Annual Executive Bonus Program, including any portion of such amount that is deferred under the Plan or under a Code Section 401(k) plan or Code Section 125 plan maintained by a Participating Company but excluding any portion of such amount that is paid or made available to the employee during the Plan Year while he is not an active Participant.

     B-1.7 Compensation means, for a Participant for any Plan Year, the total of such Participant's Base Salary and his Bonus Payments for such Plan Year.

     B-1.8 Deferral Election means a Participant's Base Salary Deferral Election and/or Bonus Deferral Election, as applicable.

     B-1.9 401(k) Plan means the Rock-Tenn Company 401(k) Retirement Savings Plan for Salaried and Non-Union Hourly Employees.

     B-1.10 Matching Contributions mean the amount (if any) credited to a Participant's Account pursuant to Section B-IV. Matching Contributions will be credited to Participant Accounts as Deferral Contributions are credited to such Accounts pursuant to Section 3.1(a). In addition to the payments for which each Participating Company is liable pursuant to Section 3.1(c), each Participating Company will also be severally (and not jointly) liable for the payment of benefits under the Plan attributable to undistributed Matching Contributions credited for the period a Participant was employed by such Participating Company, as adjusted for earnings and/or losses pursuant to Section 3.5.

     B-1.11 Senior Executive Subplan means the Plan as modified by this Exhibit B as it applies to Participants who are designated as eligible for the Senior Executive Subplan by the Compensation Committee; provided, all Participants who had been designated by the Compensation Committee on or before November 11, 2005, as eligible for the Plan shall be deemed to have been designated as eligible for the Senior Executive Subplan.

          B-II Interim Plan Year Participation.

          Notwithstanding anything in Article II to the contrary, each individual who (i) becomes an Eligible Employee under the Senior Executive Subplan during a Plan Year and (ii) who had not previously been eligible to participate in, or covered under, any plan, arrangement or program of any member of the Controlled Group that would be required to be aggregated with the Plan under Code Section 409A, will be eligible to participate in the Senior Executive Subplan for a portion of such Plan Year. Such individual's participation will become effective as soon as administratively practicable after he satisfies the procedures for admission described in Section 2.2; provided, such procedures are satisfied within 30 days of the date he first became an Eligible Employee.

          B-III Deferrals.

     B-3.1 Deferral Contributions. Each Eligible Employee who is or becomes eligible to participate in the Senior Executive Subplan for all or any portion of a Plan Year may elect to have Deferral Contributions made on his behalf for such Plan Year by completing and delivering to the Administrative Committee (or its designee) a Base Salary Deferral Election and/or a Bonus Deferral Election setting forth the terms of his election; provided, the Administrative Committee may allow or require separate or combined deferral elections for the elections set forth below.

          (a) Base Salary Deferral Election. Subject to the terms and conditions set forth below, a Base Salary Deferral Election will provide for the reduction of a Participant's Base Salary in each regular paycheck payable during the Plan Year for which the Base Salary Deferral Election is in effect, beginning with the first such regular paycheck for such Plan Year from which no amount (other than catch-up contributions) is, or could be, withheld and contributed to the 401(k) Plan on account of whichever of the following first occurs: (i) such Participant's 401(k) elective contributions reach the Code Section 402(g) maximum deferral limit for such Plan Year, or (ii) such Participant reaches the Code Section 401(a)(17) maximum compensation limit.

          (b) Bonus Deferral Election. Subject to the terms and conditions set forth below, a Bonus Deferral Election will provide for the reduction of an Eligible Employee's Bonus Payment payable during the Plan Year for which the Bonus Deferral Election is in effect.

     B-3.2 Procedure for Elections. Subject to any modifications, additions or exceptions that the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms will apply to Base Salary Deferral Elections and Bonus Deferral Elections:

          (a) Effective Date.

               (i) Initial Base Salary Deferral Election. A Participant's initial Base Salary Deferral Election with respect to his Base Salary for any Plan Year will be effective for the first regular paycheck (A) which relates to a payroll period ending no earlier than the last day of the immediately preceding Plan Year and (B) from which no amount is withheld and contributed to the 401(k) Plan paid after the date the Base Salary Deferral Election is submitted and becomes effective. To be effective, a Participant's initial Base Salary Deferral Election must be made before the first day of the Plan Year for which Base Salary Deferral Contributions will be made, or, if later and if the Participant has never previously participated in, or been covered under, any plan, arrangement or program of any member of the Controlled Group that would be required to be aggregated with the Plan under Code Section 409A, within 30 days after the date on which his participation first becomes effective pursuant to Section B-II, or at such earlier time as the Administrative Committee may prescribe. If an Eligible Employee fails to submit a Base Salary Deferral Election in a timely manner, he will be deemed to have elected not to participate in the Plan for that Plan Year with respect to his Base Salary.

               (ii) Subsequent Base Salary Deferral Election. A Participant's subsequent Base Salary Deferral Election must be made on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to participate and in which the Base Salary to be deferred is paid or at such earlier time as the Administrative Committee may prescribe.

          (b) Term. A Participant's Base Salary Deferral Election will remain in effect only for the Plan Year for which it is effective and will terminate on the earliest of (i) the date the Participant ceases to be an active Participant,
(ii) the date the Participant's Base Salary Deferral Election is revoked [as provided in Section 3.3(d)], or (iii) the date on which is made the last payment of Compensation relating to a payroll period ending prior to the last day of the Plan Year for which the Deferral Election is effective. If a Participant is transferred from the employment of one Participating Company to the employment of another Participating Company, his Base Salary Deferral Election with the first Participating Company will remain in effect and will apply to his Base Salary from the second Participating Company until the earliest of those events set forth in the preceding sentence.

          (c) Amount. A Participant may elect to defer his Base Salary payable in each regular paycheck (beginning with the first regular paycheck from which no amount is withheld and contributed to the 401(k) Plan) in 1 percent increments, up to a maximum of 6 percent (or such other maximum percentage and/or amount, if any, established by the Administrative Committee from time to time).

          (d) Impact on 401(k) Plan Elections. To the extent necessary to comply with the requirements of Code Section 409A, a Participant who makes a Base Salary Deferral Election for a Plan Year will not be permitted to modify or revoke his deferral election under the 401(k) Plan for such Plan Year; provided, unless otherwise necessary to comply with the requirements of Code Section 409A, such Participant will be permitted to modify or revoke a separate deferral election under the 401(k) Plan that applies only to catch-up contributions.

          (e) Bonus Deferral Elections. A Participant may complete and deliver to the Administrative Committee a Bonus Deferral Election with respect to a Bonus Payment payable during a Plan Year. The terms of such Bonus Deferral Election will be determined by reference to the foregoing provisions of this Section; provided, to be effective, the Bonus Deferral Election must be made by the latest of the dates described in subsections (e)(i), (e)(ii) and (e)(iii) hereof, whichever are applicable, or at such earlier time as the Administrative Committee may prescribe.

               (i) Performance-Based Compensation. If the Bonus Payment constitutes performance-based compensation under Code Section 409A, the

     Bonus Deferral Election may be made on any date that is at least 6 months prior to the end of the fiscal year to which the Bonus Payment relates; provided, the Bonus Payment is not both substantially certain to be paid and readily ascertainable on such date; and, provided further, the Participant has been continuously employed by a member of the Controlled Group from the beginning of such fiscal year (or, if later, the date on which the performance criteria for the Bonus Payment are established in writing).

               (ii) Initial Year of Participation. If the Participant becomes eligible to participate in the Senior Executive Subplan for a portion of the Plan Year pursuant to Section B-II after the date on which the performance criteria for the Bonus Payment are established in writing, the Bonus Deferral Election must be made within 30 days after the date on which his participation becomes effective; provided, such Bonus Deferral Election will only apply to a portion of the applicable Bonus Payment. Such portion shall equal the Participant's Bonus Payment multiplied by the ratio of (A) the number of days remaining in the fiscal year to which the Bonus Payment relates when the Participant makes his Bonus Deferral Election, divided by
     (B) the number of days remaining in such fiscal year when the Participant first became eligible for such Bonus Payment.

               (iii) Default Rule. If subsections (e)(i) and (e)(ii) are inapplicable, the Bonus Deferral Election must be made prior to the first day of the Plan Year during which begins the fiscal year to which the Bonus Payment relates.

          B-IV Matching Contributions.

          The Administrative Committee will credit to the Account of any Eligible Employee who is eligible for the Senior Executive Subplan a Matching Contribution equal to 50% of the amount of each such Eligible Participant's Deferral Contributions for that Plan Year to the extent such Deferral Contributions do not exceed 6% of such Eligible Participant's Compensation for such Plan Year. Such Matching Contributions shall vest in accordance with the vesting schedule applicable to matching contributions under the 401(k) Plan and shall be credited with earnings and/or losses in accordance with Section 3.5.

          B-V Payment of Account Balances.

     B-5.1 Amount of Distributions. Notwithstanding anything in Section 5.1(a) to the contrary, if a Participant who is eligible for the Senior Executive Subplan separates from service with the Controlling Company, all other members of the Controlled Group and all members of the RTS Controlled Group for any reason other than death, he (or his Beneficiary or Beneficiaries, if he dies after such termination of employment but before distribution of his Account) will be entitled to receive or begin receiving a distribution of the total of:
(i) the entire vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed; plus (ii) the vested amount of Deferral and Matching Contributions made since such Valuation Date. In addition, notwithstanding anything in Section 5.3 to the contrary, if a Participant who is eligible for the Senior Executive Subplan dies before payment of his benefit from the Plan is made or commenced, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee will be entitled to receive a distribution of the total of (i) the entire vested amount credited to such Participant's Account, determined as of the Valuation Date on which such distribution is processed; plus (ii) the vested amount of any Deferral and Matching Contributions made since such Valuation Date.

     B-5.2 Separate Distribution Election for Senior Executive Subplan Benefits.

          (a) In General. A Participant who becomes eligible for the Senior Executive Subplan after being otherwise eligible to participate in the Plan may elect, at the time he makes his initial Deferral Election under the Senior Executive Subplan, to have the portion of his Plan benefit relating to his participation in the Senior Executive Subplan distributed in quarterly installments pursuant to Section 5.2(b), without regard to whether he has made such an election with respect to the remainder of his Plan benefit.

          (b) Separate Changes. A Participant described in subsection (a) hereof may make a one-time change to the form in which the portion of his Plan benefit relating to his participation in the Senior Executive Subplan will be distributed pursuant to Section 5.2(c), without regard to whether he has made such a change with respect to the portion of his Plan benefit that does not relate to his participation in the Senior Executive Subplan. Likewise, such a Participant may make a one-time change to the form in which the portion of his Plan benefit not relating to his participation in the Senior Executive Subplan will be distributed pursuant to Section 5.2(c), without regard to whether he has made such a change with respect to the portion of his Plan benefit that relates to his participation in the Senior Executive Subplan; provided, the Participant has not made such a change prior to the beginning of his participation in the Senior Executive Subplan.

          (c) Separate Application of the 5-year Delay. If a Participant described in subsection (a) hereof makes a change to the form in which the portion of his Plan benefit relating to his participation in the Senior Executive Subplan will be distributed pursuant to Section 5.2(c) and subsection
(b) hereof, the distribution of the portion of his Plan benefit relating to his participation in the Senior Executive Subplan (but not the portion relating to his participation outside of the Senior Executive Subplan) will be delayed in accordance with Sections 5.1(b)(iii) and 5.2(c). Likewise, if such a Participant makes a change to the form in which the portion of his Plan benefit not relating to his participation in the Senior Executive Subplan will be distributed pursuant to Section 5.2(c) and subsection (b) hereof, the distribution of the portion of his Plan benefit relating to his participation outside of the Senior Executive Subplan (but not the portion relating to his participation in the Senior Executive Subplan) will be delayed in accordance with Sections 5.1(b)(iii) and 5.2(c).

     B-5.3 Distributions of Pre-2005 Amounts. Any distribution pursuant to
Section 5.1 of an amount that relates to a Participant's vested Account balance as of December

31, 2004, as adjusted for earnings and/or losses pursuant to Section 3.5, will be made in accordance with the timing rules of Section 5.1(b)(i) and will not be delayed pursuant to Section 5.1(b)(ii) or 5.1(b)(iii) without regard to whether the Participant is a Key Employee or has changed his initially elected form of distribution pursuant to Section 5.2(c).